EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20140788902-01
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/02/2014 12:20 PM
	Entity Number E0603022014-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: BLACKHAWK USA, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: UNITED STATES CORPORATION AGENTS, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 100000000 | Par value per share: $ 0.001 | Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) MICHAEL FLYNN
Name
15338 CENTRAL AVE. | CHINO | CA | 91710
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

MICHAEL FLYNN | X MICHAEL FLYNN
Name | Incorporator Signature

15338 CENTRAL AVE. | CHINO | CA | 91710
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X UNITED STATES CORPORATION AGENTS, INC. | 12/2/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BLACKHAWK USA, INC.**, did on December 2, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 2, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20141202-1556
You may verify this certificate
online at **http://www.nvsos.gov/**

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ACTION BY UNANIMOUS WRITTEN CONSENT IN
LIEU OF FIRST MEETING BY THE BOARD OF DIRECTORS
OF
Blackhawk USA, Inc.,
a Nevada Corporation

The undersigned, constituting all of the members of the board of directors (the "Board") of Blackhawk USA, Inc., a Nevada corporation (the Corporation), in lieu of holding a meeting of the Board, hereby consent to the taking of the actions set forth herein, and the approval and adoption of the following resolutions by this unanimous written consent ("Written Consent") pursuant to Section 78.315 of the Nevada General Corporation Law:

Articles of Incorporation

RESOLVED, that the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State hereby are adopted, ratified and affirmed in all respects.

RESOLVED FURTHER, that the Secretary of the Corporation is authorized and directed to insert a certified copy of the Articles of Incorporation in the Corporation's minute book.

Adoption of Bylaws

RESOLVED, that the bylaws presented to the Board and attached hereto are adopted as the bylaws of the Corporation ("Bylaws") to (i) regulate the conduct of the Corporation's business and affairs, and (ii) amend, restate, and supersede the Corporation's prior existing bylaws, if any, in their entirety.

RESOLVED FURTHER, that the Secretary of the Corporation is hereby authorized and directed to execute a certificate of the adoption of the Bylaws, to insert the Bylaws as so certified and as may be amended from time to time, in the minute book of the Corporation and to see that a copy, similarly certified, is kept at the principal executive office for the transaction of business of the Corporation, as required by law.

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Stock Issuance

RESOLVED, that the officers of the Corporation are hereby authorized to issue and sell shares of common stock of the Corporation, $0.001 par value (the "Shares"), which the Board hereby determines to be the fair market value of the Corporation's common stock as of the date hereof, to each person named below (the "Stockholder"), in the amounts specified opposite each name in exchange for cash or contributed property as follows:

Name of Stockholder	Number of Shares	Total Purchase Price($)
redacted ***	redacted ***	$0.00

RESOLVED FURTHER, that the Board hereby determines that the consideration to be received for the above-mentioned Shares is adequate for the Corporation's purposes, and that the sale and issuance of the Shares to each of the above-named persons shall be conditioned upon receipt by the Corporation of the purchase price of said Shares and final copies of all appropriate documentation required by Corporation.

RESOLVED FURTHER, that upon the issuance and sale in accordance with the foregoing resolutions, such Shares shall be validly issued, fully paid and non-assessable shares of common stock of the Corporation.

RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed, for and on behalf of the Corporation, (i) to take all actions necessary to comply with applicable laws with respect to the sale and issuance of the Shares, (ii) to thereafter execute and deliver on behalf of the Corporation, pursuant to the authorization above, share certificates representing the Shares set forth above, and (iii) to take any such other action as they may deem necessary or appropriate to carry out the issuance of the Shares and intent of these resolutions.

Election of Officers

RESOLVED, that the following individuals are hereby elected to serve in the offices of the Corporation set forth opposite their names until their successors are duly elected and qualified, or their earlier death, resignation or removal:

President: Michael Flynn

Treasurer: Michael Flynn

Secretary: Michael Flynn

Portions of this exhibit, indicated by the mark “[***],” have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Corporate Records and Minute Book

RESOLVED, that the officers of the Corporation are hereby authorized and directed to procure all corporate books, books of account and stock books that may be required by the laws of Nevada or of any foreign jurisdiction in which the Corporation may do business or which may be necessary or appropriate in connection with the business of the Corporation.

RESOLVED FURTHER, that the officers of the Corporation are authorized and directed to maintain a minute book containing the Articles of Incorporation, as filed with and certified by the office of the Nevada Secretary of State and as may be amended from time to time, its Bylaws and any amendments thereto, and the minutes of any and all meetings and actions of the Board, Board committees and the Corporation's stockholders, together with such other documents, including this Written Consent, as the Corporation, the Board or the Corporation's stockholders shall from time to time direct and to ensure that an up to date copy is also kept at the principal executive office of the Corporation (as designated below).

Corporate Seal

RESOLVED, that the Corporation shall have a corporate seal in the form of two concentric circles with the name of the Corporation between the two circles and the year of incorporation and "Nevada" within the inner circle.

Stock Certificates

RESOLVED, that the form of stock certificate attached hereto has been presented to the Board for review and is hereby approved and adopted as the form stock certificate of the Corporation and the Secretary of the Corporation is directed to insert such form stock certificate in the minute book of the Corporation.

Ratification of Actions by Incorporator

RESOLVED, that all actions taken by the Corporation's sole incorporator, LegalZoom.com, Inc. and its agents, in connection with the formation of the Corporation are hereby in all respects approved, ratified and affirmed for and on behalf of the Corporation.

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Annual Accounting Period

RESOLVED, that until otherwise determined by the Board the fiscal year of the Corporation shall end on December 31.

Principal Executive Office

RESOLVED, that the principal executive office of the Corporation shall initially be located at 15338 Central Ave., Chino, California 91710.

Bank Accounts

RESOLVED, that the officers of the Corporation are hereby authorized and directed to establish, maintain and close one or more accounts in the name of the Corporation for the funds of the Corporation with any federally insured bank or similar depository; to cause to be deposited, from time to time, in such accounts, such funds of the Corporation as such officer deems necessary or advisable, and to designate, change or revoke the designation, from time to time, of the officer or officers or agent or agents of the Corporation authorized to make such deposits and to sign or countersign checks, drafts or other orders for the payment of money issued in the name of the Corporation against any funds deposited in any of such accounts; and to make such rules and regulations with respect to such accounts as such officers may deem necessary or advisable, and to complete, execute and deliver any documents as banks and similar financial institutions customarily require to establish any such account and to exercise the authority granted by this resolution including, but not limited to, customary signature card forms and form banking resolutions.

RESOLVED FURTHER, that all form resolutions required by any such depository, if any, are adopted in such form used by such depository by this Board, and that the Secretary is authorized to certify such resolutions as having been adopted by the Board and directed to insert a copy of any such form resolutions in the minute book of the Corporation.

RESOLVED FURTHER, that any such depository to which a certified copy of these resolutions has been delivered by the Secretary of the Corporation is entitled to rely upon such resolutions for all purposes until it shall have received written notice of the revocation or amendment of these resolutions, as adopted by the Board.

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Qualification to do Business

RESOLVED, that the officers of the Corporation are hereby authorized and directed for and on behalf of the Corporation to take such action as they may deem necessary or advisable to effect the qualification of the Corporation to do business as a foreign corporation in each state that the officers may determine to be necessary or appropriate, or to withdraw from or terminate the Corporation's qualification to do business in any such state.

RESOLVED FURTHER, that any resolutions which in connection with the foregoing shall be certified by the Secretary of the Corporation as having been adopted by the Board pursuant to this Written Consent shall be deemed adopted pursuant to this Written Consent with the same force and effect as if presented to the Board and adopted thereby on the date of this Written Consent, and shall be included in the minute book of the Corporation.

Payment of Expenses

RESOLVED, that the officers of the Corporation are hereby authorized and directed to pay all expenses of the incorporation and organization of the Corporation, including reimbursing any person for such person's verifiable expenses therefor.

Agent for Service of Process in Nevada

RESOLVED, that United States Corporation Agents, Inc. shall be appointed the Corporation's agent for service of process in Nevada.

Authorization of Further Actions

RESOLVED, that the officers of the Corporation are, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to execute all documents and to take all further actions they may deem necessary, appropriate or advisable to effect the purposes of each of the foregoing resolutions.

RESOLVED, that any and all actions taken by any officer of the Corporation in connection with the matters contemplated by the foregoing resolutions are hereby approved, ratified and confirmed in all respects as fully as if such actions had been presented to the Board for approval prior to such actions being taken.

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IN WITNESS WHEREOF, each of the undersigned, being all the directors of the Corporation, has executed this Written Consent as of the date set forth below.

Date: December 4, 2014	Directors:

__________________________________
Michael Flynn

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EXHIBIT A
BYLAWS OF
Blackhawk USA, Inc.

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